EXHIBIT 24.1

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

POWER OF ATTORNEY

The undersigned directors and officers of Union Security Life Insurance Company of New York, a New York corporation, hereby constitute and appoint Michael J. Peninger, Manuel J. Becerra, Tamrha Mangelsen, Stephen W. Gauster and Raj B. Dave, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2008, to be filed by Union Security Life Insurance Company of New York, required by the Securities and Exchange Act of 1934, as amended, or any amendment to the Form 10-K, and all other documents in connection therewith to be filed with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact as agents or any of them, or the substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Michael J. Peninger
Michael J. Peninger	Chief Executive Officer and Chairman of the Board (Principal Executive Officer) and Director

/s/ Manuel J. Becerra	President and Director
Manuel J. Becerra

/s/ Terry J. Kryshak
Terry J. Kryshak	Senior Vice President and Director

/s/ Tamrha Mangelsen
Tamrha Mangelsen	Treasurer and Chief Financial Officer (Principal Financial Officer)

/s/ Paula M. SeGuin
Paula M. SeGuin	Chief Administrative Officer, Vice President and Assistant Secretary and Director

Melissa J.T. Hall	Assistant Treasurer and Director

Union Security Life Insurance Company

Power of Attorney

Page Two

/s/ Allen R. Freedman
Allen R. Freedman	Director

/s/ H. Carroll Mackin
H. Carroll Mackin	Director

/s/ Dale E. Gardner
Dale E. Gardner	Director

/s/ Esther L. Nelson
Esther L. Nelson	Director